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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and 1999 International Stock Purchase Plan of Internet Security Systems, Inc. and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of Internet Security Systems, Inc. (formerly ISS Group, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             --------------------------
                                             ERNST & YOUNG LLP

Atlanta, Georgia
January 30, 2001